As filed with the Securities and Exchange Commission on May 22, 2002

                                                      Registration No. 333-37501
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         SELECTIVE INSURANCE GROUP,INC.
             (Exact name of Registrant as specified in its charter)

New Jersey                                              22-2168890
(State or Other                                         (I.R.S. Employer
Jurisdiction of                                         Identification Number)
Incorporation or
Organization)
                                40 Wantage Avenue
                          Branchville, New Jersey 07890
               (Address of Principal Executive Offices) (Zip Code)

                         SELECTIVE INSURANCE GROUP, INC.
                              STOCK OPTION PLAN II
                            (Full Title of the Plan)

                             THORNTON R. LAND, ESQ.
          Executive Vice President, Administration and General Counsel
                         Selective Insurance Group, Inc.
                                40 Wantage Avenue
                          Branchville, New Jersey 07890
                     (Name and address of agent for service)

                                 (973) 948-3000
          (Telephone number, including Area Code, of Agent for Service)

                              EXPLANTORY STATEMENT

         The Registrant registered on Form S-8 (Registration No. 333-37501) 1,000,000 shares of its common stock issuable pursuant to the Registrant's Stock Option Plan II ("Plan II"). As of the date hereof, 551,872 shares of common stock (the "Shares"), which were registered in connection with Plan II, remain available for the grant of options under Plan II and, pursuant to Instruction E to Form S-8, are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Registrant's Stock Option Plan III. These 551,872 Shares are being deregistered under this Registration Statement, File No. 333-37501, by this Post-Effective Amendment No. 1.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                 Not Applicable

                                     PART II

         ITEM 8.  EXHIBITS

              EXHIBIT
              NUMBER

                  24*               Powers of Attorney

                                  EXHIBIT INDEX


              EXHIBIT
              NUMBER                        DESCRIPTION

                  24                        Powers of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, in the State of New Jersey, on the 21st day of May, 2002.


                                      SELECTIVE INSURANCE GROUP, INC.

                                      By: /s/ Gregory E. Murphy
                                          ------------------------------------
                                          Gregory E. Murphy
                                          Chairman of the Board, President and
                                          Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

                 Signatures                              Title                            Date

   /s/ Gregory E. Murphy                         Chairman of the Board,                       May 21, 2002
--------------------------------------           President, Chief Executive
     Gregory E. Murphy                           Officer and Director
                                                 (principal executive officer)



   /s/ Dale A. Thatcher                          Senior Vice President and                    May 21, 2002
-------------------------------------            Chief Financial Officer
     Dale A. Thatcher                            (principal accounting and
                                                 financial officer)


          *                                       Director                                    May 7, 2002
------------------------------------
Paul D. Bauer

          *                                       Director                                    May 7, 2002
------------------------------------
A. David Brown

          *                                       Director                                    May 7, 2002
------------------------------------
William A. Dolan, II

          *                                       Director                                    May 7, 2002
------------------------------------
C. Edward Herder


          *                                       Director                                    May 7, 2002
------------------------------------
William M. Kearns, Jr.

          *                                       Director                                    May 7, 2002
------------------------------------
Joan Lamm-Tennant, Ph.D.

          *                                       Director                                    May 7, 2002
------------------------------------
S. Griffin McClellan, III

          *                                       Director                                    May 7, 2002
------------------------------------
William M. Rue

          *                                       Director                                    May 7, 2002
------------------------------------
Thomas D. Sayles

          *                                       Director                                    May 7, 2002
------------------------------------
J. Brian Thebault


* Gregory E. Murphy hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on May 21, 2002 pursuant to a power of attorney filed herewith.

                                     By:      /s/ Gregory E. Murphy
                                   -----------------------------------
                                           Gregory E. Murphy
                                           Attorney-in-Fact